Exhibit 99.1

IMPORTANT NOTICE CONCERNING THE FIRST FEDERAL SAVINGS BANK RETIREMENT PLAN
AND YOUR ABILITY TO TRADE SHARES OF FEDFIRST FINANCIAL CORPORATION’S SECURITIES

September 18, 2014

This notice is being sent to all executive officers and directors of FedFirst Financial Corporation in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Securities and Exchange Regulation BTR.

In connection with the proposed merger of FedFirst Financial Corporation with and into CB Financial Services, Inc., plan participants temporarily will be unable to direct or diversify the assets held in their plan accounts, including shares of FedFirst Financial Corporation common stock.  This period, during which participants will be unable to exercise these rights otherwise available under the plan, is called a “blackout period.”

During this blackout period, you may not directly or indirectly purchase, sell, or otherwise acquire or transfer any equity security of FedFirst Financial Corporation acquired in connection with your service or employment as a director or executive officer of FedFirst Financial Corporation  Although you are permitted to engage in transactions involving equity securities that were not acquired in connection with your services as a director or executive officer, there is a presumption that any such transactions are prohibited unless you can identify the source of the shares and show that you used the same identification for all related purposes, such as tax reporting and disclosure requirements.

The blackout period will begin on October 18, 2014 and end during the week ending October 31, 2014.

In addition to this Sarbanes-Oxley blackout, please remember that FedFirst Financial Corporation observes regularly scheduled blackout periods that restrict your ability to trade in FedFirst Financial Corporation stock.

If you have any questions concerning this notice please contact:

Jamie L. Prah
FedFirst Financial Corporation
565 Donner Avenue
Monessen, PA  15062
(724) 684-6800